Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--74, Defined Asset Funds (California Intermediate, California, New Jersey and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-55781 of our opinion dated November 8, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 6, 1995